As filed with the Securities and Exchange Commission on June 13, 2002

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2002

DMC STRATEX NETWORKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15895	77-0016028

(Commission File Number) 170 Rose Orchard Way, San Jose, CA (Address of Principal Executive Offices)	(I.R.S. Employer Identification No.) 95134 (Zip Code)

(408) 943-0777
(Registrant’s Telephone Number, Including Area Code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On June 6, 2002, at the recommendation of the Audit Committee, the Board of Directors of DMC Stratex Networks, Inc. (the “Corporation”) decided to dismiss Arthur Andersen LLP (“Arthur Andersen”) as the Corporation’s independent public accountants and to engage Deloitte & Touche LLP (“D&T”) to serve as the Corporation’s independent public accountants for the fiscal year ending March 31, 2003.

Arthur Andersen’s reports on the Corporation’s consolidated financial statements for each of the fiscal years ended March 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen’s report on the Corporation’s consolidated financial statements for the fiscal year ended March 31, 2002 was issued on an unqualified basis in conjunction with the publication of the Corporation’s Annual Report on Form 10-K.

During the fiscal years ended March 31, 2002 and 2001 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Corporation’s consolidated financial statements for such fiscal years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated June 10, 2002, stating its agreement with the statements contained in such disclosure.

During the fiscal years ended March 31, 2002 and 2001 and through the date hereof, the Corporation did not consult D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matter that was the subject of a disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Exhibit No.	Document

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 10, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC STRATEX NETWORKS, INC.

Date: June 13, 2002	By:	/s/ Charles D. Kissner Charles D. Kissner Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 10, 2002.

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